Exhibit 23.2

DeGolyer and MacNaughton
4925 Greenville Avenue, Suite 400
One Energy Square
Dallas, Texas  75206

October 19, 2009

Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas  78258

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and Mac Naughton and to the  incorporation by reference of information of information taken from our “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Petroleum Corporation,”  “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Energy Partners, L.P.,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P.,” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation Special Case.” In the Registration Statement on Form S-3 of Abraxas Petroleum Corporation dated October 19, 2009

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton